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As filed with the Securities and Exchange Commission on December 8, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARC GROUP WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	3490 (Primary Standard Industrial Classification Code Number)	87-0454148 (I.R.S. Employer Identification No.)

810 Flightline Blvd.
Deland, FL 32724
(303) 467-5236
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Drew M. Kelley
Interim Chief Executive Officer
ARC Group Worldwide, Inc.
810 Flightline Blvd.
Deland, FL 32724
(303) 467-5236
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Travis L. Gering
Wuersch & Gering LLP
100 Wall Street, 10th Floor
New York, NY 10005
Telephone: (212) 509-5050

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Nontransferable Subscription Rights to purchase Common Stock(1)	N/A(2)	N/A(2)

Common stock, par value $0.0005 per share, issuable upon exercise of Subscription Rights(1)	$10,000,000(3)	$1,245.00(4)

TOTAL	$10,000,000	$1,245.00

(1)
This Registration Statement relates to: (a) non-transferable Subscription Rights to purchase Common Stock of the Registrant, which Subscription Rights are to be issued to holders of the Registrant's Common Stock on a pro rata basis without consideration; and (b) the shares of the Registrant's Common Stock issuable upon the exercise of such non-transferable Subscription Rights pursuant to the Rights Offering.

(2)
The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same Registration Statement as the Common Stock underlying the Subscription Rights.

(3)
Represents the estimated gross proceeds from the assumed exercise of all Subscription Rights.

(4)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 8, 2017

ARC Group Worldwide, Inc.

Nontransferable Subscription Rights
to Purchase an Aggregate of up to [    •    ] Shares of Common Stock at $[    •    ] per Share
Issuable upon Exercise of the Subscription Rights

            We are distributing, at no charge, to holders of our outstanding Common Stock, nontransferable subscription rights to purchase in the aggregate up to [    •    ] shares of our Common Stock, $0.0005 par value per share, which we refer to as "Common Stock" at a cash subscription price of $[    •    ] per share for maximum gross proceeds of $10,000,000. We refer to the offering of our Common Stock through the subscription rights as the "rights offering."

            In the rights offering, you will receive [    •    ] subscription rights for each one (1) share of Common Stock you hold as of 5:00 p.m. Eastern Standard Time, on [    •    ], 2017, the record date of the rights offering. The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered.

            Each subscription right will entitle you to purchase [    •    ] shares of our Common Stock at a subscription price of $[    •    ] per share, which we refer to as the "basic subscription right." The subscription price was determined by our board of directors (the "Board of Directors") on the basis of a 10% discount to the closing price of our Common Stock on the record date, subject to a minimum subscription price of $2.00 per share of Common Stock. We will not issue fractional shares in the rights offering. You will not receive any rights in our rights offering unless you hold shares of our Common Stock at the close of business on the record date, which is 5:00 p.m. Eastern Standard Time, on [    •    ], 2017.

            If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, we will grant you an over-subscription right to purchase, at the same subscription price of $[    •    ] per share, additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering. Over-subscription rights will be available only to shareholders who exercise their basic subscription rights in full. The over-subscription rights will be subject to availability and pro rata allocation of shares among shareholders exercising their over-subscription right.

            You may exercise your subscription rights at any time beginning on the effective date of this prospectus and before the expiration of the rights offering, which will be [16] days after the effective date of this prospectus on [    •    ], 2017, at 5:00 p.m., Eastern Standard Time, unless we extend the rights offering period, as determined at our sole discretion, for up to 30 days.

            We reserve the right to cancel the rights offering for any reason at our sole discretion any time before the expiration date. If we cancel the rights offering, any and all subscription payments that have been received by our Subscription Agent will be returned as soon as reasonably possible, without interest or penalty.

            Broadridge Corporate Issuer Solutions, Inc. (referred to herein as "Broadridge" and the "Subscription Agent") will serve as the Subscription Agent for the rights offering.

            The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. If you are the record holder of your shares and you wish to participate in the rights offering, you must submit all of your subscription documents to the Subscription Agent in a timely manner and assure receipt of payment by the Subscription Agent prior to the expiration of the rights offering.

            If you hold shares through your broker, dealer, bank or other nominee and you wish to participate in the rights offering, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment in a timely manner in accordance with instructions from your broker, dealer, bank or other nominee. Further details regarding exercise of rights and applicable subscription procedures are set forth in the section of this prospectus under the caption: "The Rights Offering—The Subscription Rights."

            We are directly offering the subscription rights and the shares of Common Stock issuable upon exercise of the rights, all of which are covered by this Registration Statement. We have not engaged the services of any underwriters or selling agents. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock issuable upon exercise of the rights.

            Our Common Stock is traded on the Nasdaq Capital Market under the symbol "ARCW." The shares of Common Stock that we issue in connection with the rights offering will also be listed on the NASDAQ Capital Market under the same symbol. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. On [    •    ], 2017, the last reported sale price for our Common Stock was $[    •    ] per share. As of the close of business on [    •    ] 2017, our Company had [    •    ] shares of Common Stock issued and outstanding.

            Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your subscription rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your subscription rights on the basis of your own assessments. You may not revoke or revise any exercises of subscription rights once made, unless we cancel the rights offering. See the section in this prospectus under the caption: "Risk Factors."

            Weintraub Capital Management, L.P. ("Weintraub"), Zori Investment Limited ("Zori"), Kurt Butenhoff ("KB"), and Everest Hill Group Inc. ("Everest Hill") (each, a "Backstop Purchaser" and, collectively, the "Backstop Purchasers") have severally agreed with us, as of [    •    ], 2017, to exercise their respective basic subscription rights in full (the "Basic Commitment," or collectively, the "Basic Commitments") and to purchase substantially simultaneously with the completion of our rights offering, in the aggregate, 100% of all remaining available shares not otherwise subscribed as basic subscriptions or over-subscriptions in the rights offering (the "Backstop Commitments"), subject to the aggregate of each Backstop Purchaser's total investment limit (each, a "Total Commitment Amount"). The Total Commitment Amount consists of all shares that each Backstop Purchaser may purchase pursuant to its Basic Commitment, its over-subscription right and its Backstop Commitment. As of [    •    ], 2017, we have entered into agreements with each Backstop Purchaser (each a "Backstop Agreement" and, collectively, the "Backstop Agreements"), under which we have agreed to issue and sell to each Backstop Purchaser, and each Backstop Purchaser has agreed to purchase from us, at the price per share equal to the subscription price, shares of our Common Stock equal to the number of shares that are not subscribed for in the rights offering, subject to the terms and conditions and limitations of the respective Backstop Agreement and the respective Total Commitment Amount. As of [    •    ], 2017, Weintraub has agreed that its Total Commitment Amount shall be $1,000,000; Zori has agreed that its Total Commitment Amount shall be $250,000; and KB has agreed that its Total Commitment Amount shall be $250,000. Everest Hill has no maximum Total Commitment Amount and as of [    •    ], 2017, has agreed to purchase any and all remaining available rights offering shares after exercise of all basic subscription rights, over-subscription rights and Backstop Commitments by all other shareholders of the Company.

            We refer to the subscription commitments of the Backstop Purchasers to purchase shares of Common Stock not otherwise sold in the rights offering as a "Backstop Commitment," and collectively, as the "Backstop Commitments".

            Everest Hill has been a major shareholder of the Company since 2008. As of the record date for this rights offering, Everest Hill, together with its affiliates, beneficially owns approximately 49.8% of our Common Stock; Zori, Weintraub and KB are each beneficial owners of less than 1% our Common Stock.

            You should carefully read this entire prospectus and all information that we incorporate by reference before you make any investment decision. See the section in this prospectus under the caption: "Incorporation of Certain Information by Reference."

            Investing in our Common Stock involves certain risks. See "Risk Factors" beginning on page 15 to read about factors you should consider before exercising your subscription rights.

            Upon completion of the rights offering, shareholders who do not fully exercise their basic subscription rights will own a smaller proportional interest in the Company than if they had timely and fully exercised their basic subscription rights.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2017.

i

ABOUT THIS PROSPECTUS

        In considering any decision regarding an investment in the shares which are the subject of this prospectus, you should rely only upon the information contained in this prospectus and the information that we incorporate by reference into this prospectus. We have not authorized any persons to provide you with information which is different from the information contained in this prospectus or the information that we incorporate by reference into this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that you may obtain from other sources. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Any and all information that we incorporate by reference is accurate only as of the date of the referenced document so incorporated.

        This prospectus is an offer to sell only the securities that are offered hereby, and only where it is lawful to do so. This prospectus does not offer to sell, or ask for offers to buy, any shares of our Common Stock in any state or jurisdiction (within or outside the United States) where it would not be lawful or where the person making the offer is not qualified to do so.

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"). Please carefully read both this entire prospectus together with all information that we incorporate by reference. See the section of this prospectus under the caption: "Incorporation of Certain Information by Reference."

        Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "ARC Group Worldwide," "ARC," "the Company," "we," "us," "our," and similar references refer to ARC Group Worldwide, Inc. and its subsidiaries. References in this prospectus to "Subscription Agent" refers to Broadridge.

ii

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements . We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

iii

 PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before making any decision to invest in our Common Stock. Prior to making any investment decision, we encourage you to read the entire prospectus carefully, including the risks discussed in the "Risk Factors" section, as well as risk factors incorporated into this prospectus by reference to other documents. We also encourage you to review our financial statements and the other information that we provide in our periodic reports and other documents that we file with the SEC, as described under the caption: "Where You Can Find More Information."

Our Company

        ARC Group Worldwide, Inc., a Utah corporation, is a global advanced manufacturer offering a full suite of products and services to its customers, with specific expertise in metal injection molding ("MIM") and metal 3D printing (also referred to herein as additive manufacturing or "AM"). These products are widely deployed in medical and dental device, defense and firearm, automotive, aerospace, and defense industries, among others. To further advance and support these core capabilities, the Company also offers complementary services associated with: (i) precision metal stamping; (ii) traditional and clean room plastic injection molding; and (iii) advanced rapid and conformal tooling. Through its diverse product offering, the Company provides its customers with a holistic manufacturing solution which incorporates speed to market in both the precision metal and plastic fabrication. Our Common Stock is traded on the Nasdaq Capital Market under the symbol "ARCW." The address of our principal executive office is 810 Flightline Blvd., Deland, FL 32724.

The Rights Offering

Securities Offered	We are distributing, at no charge, to holders of our outstanding Common Stock, nontransferable subscription rights to purchase in the aggregate up to [•] shares of our Common Stock, $0.0005 par value per share. You will receive [•] subscription rights for each one (1) share of Common Stock that you own on the record date. Each subscription right will entitle you to purchase [•] shares of our Common Stock. We will issue shares of our Common Stock in the rights offering only in book-entry form. We will not issue stock certificates.
Subscription Price

The subscription price is $[•] per share, payable in cash. The subscription price was determined by our Board of Directors based upon a 10% discount to the closing price of our Common Stock on the record date, subject to a minimum subscription price of $2.00 per share of Common Stock. To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent before the expiration of the rights offering described below.

After the date of this prospectus, our Common Stock may trade at prices below the subscription price. In that event, our Board of Directors may change the subscription price of this offering or determine to cancel or otherwise alter the terms of the rights offering.

Basic Subscription Right

Each subscription right will entitle you to purchase [•] shares of our Common Stock at a subscription price of $[•] per share (the "basic subscription right"). The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Basic Subscription Right."

Over-Subscription Right

If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase, at the same subscription price of $[•] per share, some or all of the unsubscribed shares of Common Stock that remain available at the expiration of the rights offering. If the number of remaining shares is not sufficient to satisfy all of the over-subscriptions, the available remaining shares will be prorated among those subscribers who exercise over-subscription rights in proportion to their respective basic subscription rights. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Over-Subscription Right."

Record Date	5:00 p.m., Eastern Standard Time, on [•], 2017.
Expiration of the Offering Period	5:00 p.m., Eastern Standard Time, on [•], 2017. We may extend, in our sole discretion, the expiration of the offering period for exercising your subscription rights for a period not to exceed 30 days.
No Fractional Shares	We will not issue any fractional shares in the rights offering. You may only exercise your rights to purchase shares in whole numbers.
Use of Proceeds	We intend to use the net proceeds from the rights offering as additional capital for general corporate purposes. See the section in this prospectus under the caption: "Use of Proceeds."
Nontransferability of Subscription Rights

The subscription rights that we issue in the rights offering may not be sold, transferred or subject to any other disposition. See the section in this prospectus under the caption: "The Rights Offering—Nontransferability of Subscription Rights."

No Board Recommendation

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your subscription rights. See the section in this prospectus under the caption: "Risk Factors" for a discussion of some of the risks related to exercising your subscription rights and investing in our Common Stock.

No Revocation

Except in the event we make a fundamental change to the terms and conditions of our rights offering, your exercise of subscription rights will be irrevocable, even if you later change your mind about exercising your rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the subscription price of $[•] per share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at the subscription price of $[•] per share.

Extension

We reserve the right to extend the rights offering period for a period not to exceed 30 days. If we decide to extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the rights offering period. We may also extend the duration of the rights offering period if applicable law or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Cancellation

Our Board of Directors may at its sole discretion cancel the rights offering at any time before the expiration of the rights offering period. If we cancel the rights offering, we will issue a press release notifying all of our shareholders of the cancellation. If we cancel the rights offering, the Subscription Agent will promptly return all subscription payments, without interest or penalty, as soon as reasonably possible after the cancellation date. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Amendment

Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Fundamental Changes

If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, if you have subscribed to purchase shares in the rights offering and request a refund, we will issue the refund to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment registration statement. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Procedures for Exercising Rights

To exercise your subscription rights, you must complete the subscription rights certificate and deliver the certificate to the Subscription Agent before the expiration of the offering period. Your subscription must include full payment for the exercise of all of your basic subscription rights and all over-subscription rights that you wish to exercise. For details regarding the procedure and requirements for exercising your subscription rights, see the section in this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights"

You may deliver the subscription documents and payments by mail or overnight commercial carrier. If regular mail is used for this purpose, we recommend that you use registered mail, properly insured, with return receipt requested.

Brokerage Account Shareholders

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, and you wish to participate in the rights offering, you should immediately instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf and deliver all required documents and payment before the expiration of the rights offering period.

Guaranteed Delivery Procedures

If you are not able to deliver your rights certificate to the Subscription Agent before the expiration of the rights offering period, you may follow the procedures that we describe in the section of this prospectus under the caption: "The Rights Offering—Guaranteed Delivery Procedures."

Minimum Subscription Requirement	You may exercise your rights in the full amount of your allocation or in any partial amount that you determine. We have not set any minimum subscription amount.
No Obligation to Participate in the Rights Offering

You are under no obligation to exercise your rights to subscribe for any shares in the rights offering. If you choose not to participate in the rights offering, you do not have to take any special action to decline to participate.

Backstop Purchasers

The Backstop Purchasers, as of [•], 2017, are Weintraub Capital Management, L.P. ("Weintraub"), Zori Investment Limited ("Zori"), Kurt Butenhoff ("KB"), and Everest Hill Group Inc. ("Everest Hill") (each, a "Backstop Purchaser" and, collectively, the "Backstop Purchasers").

Backstop Agreements

We have entered into the Backstop Agreements with each of the Backstop Purchasers. The Backstop Agreements set forth, among other things, the terms of the Backstop Purchasers' Basic Commitments and Backstop Commitments. The Backstop Purchasers' obligations under the Backstop Agreements are subject to various conditions as described in the section of this prospectus under the caption: "The Rights Offering—The Backstop Agreements."

Basic Commitments

Pursuant to the respective Backstop Agreements, the Backstop Purchasers have agreed to exercise their respective basic subscription rights in full (each, a "Basic Commitment," and collectively, the "Basic Commitments".)

Backstop Commitments

Subject to the terms and conditions set forth in the Backstop Agreements, the Backstop Purchasers have severally agreed to purchase from us, substantially simultaneously with the completion of the rights offering, in the aggregate, all of the available shares not otherwise sold in the rights offering following the exercise of all holders' basic subscription rights and over-subscription rights, at the same subscription price of $[•] per share, equal to the rights offering subscription price for all other shareholders of our Company, subject to the aggregate of each Backstop Purchaser's total investment limit (each, a "Total Commitment Amount"). The Total Commitment Amount consists of all shares that each Backstop Purchaser may purchase pursuant to its Basic Commitment, its over-subscription right and its Backstop Commitment. We refer to the subscription commitments of the Backstop Purchasers to purchase shares of Common Stock not otherwise sold in the rights offering as a "Backstop Commitment," and collectively, as the "Backstop Commitments".

Backstop Purchasers' Total Commitment Amounts

As of [•] 2017, Weintraub has agreed that its Total Commitment Amount shall be $1,000,000; Zori has agreed that its Total Commitment Amount shall be $250,000; and KB has agreed that its Total Commitment Amount shall be $250,000.

As of [•] 2017, Everest Hill has not limited its Total Commitment Amount and has agreed to purchase any and all remaining available rights offering shares after exercise of all basic subscription rights, over-subscription rights and Backstop Commitments by all other shareholders of the Company.

The Backstop Closings

The Backstop Commitments will close substantially simultaneously with the completion of our rights offering, thus assuring the sale of all remaining available rights offering shares not otherwise subscribed in the rights offering.

Backstop Consideration	No Backstop Purchaser will receive any compensation for its Backstop Commitment.
Backstop Purchasers' Share Ownership

As of the record date for this offering, Everest Hill, together with its affiliates, beneficially owns approximately 49.8% of our Common Stock; Zori, Weintraub and KB are each beneficial owners of less than 1% our Common Stock.

Exclusion of Backstop Commitment shares from Registration

We will issue the Backstop Commitment shares to each Backstop Purchaser on a private basis in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). We are not registering any of the Backstop Commitment shares in the registration statement of which this prospectus forms a part.

Registration Rights

We have entered into Registration Rights Agreements with each of the Backstop Purchasers (each a "Registration Rights Agreement" and collectively, the "Registration Rights Agreements"). Under the terms of the Registration Rights Agreements, each Backstop Purchaser may request the Company to register their Backstop Commitment shares for resale beginning six (6) months after the closing of the rights offering.

Shares of Common Stock Outstanding as of the Record Date	[•] shares of our Common Stock are outstanding as of the record date.
Shares of Common Stock Outstanding After Completion of the Rights Offering	If our rights offering is fully subscribed, we expect to issue approximately [•] shares of Common Stock.
If our rights offering is fully subscribed, we would have approximately [•] shares of Common Stock issued and outstanding at the closing of the offering.

Delivery of Shares	Any shares you elect to purchase in the rights offering will be delivered to you or your broker as soon as reasonably possible following the closing of the rights offering.
Market for Common Stock	The Company's Common Stock is listed and trades on Nasdaq Capital Market under the symbol "ARCW."
U.S. Federal Income Tax Considerations

We expect the distribution of subscription rights to U.S. holders of our Common Stock or of rights to acquire shares of our Common Stock, to be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. We urge you to consult with your own tax advisor regarding the facts and circumstances of your own tax situation. See the section in this prospectus under the caption: "Material U.S. Federal Income Tax Consequences."

Subscription Agent	Broadridge will act as our subscription and information agent in connection with the rights offering. You may contact Broadridge directly with any questions or comments toll-free at (855) 793-5068.
Foreign Holders of Registered Common Stock Certificates	The Subscription Agent will not mail rights certificates to you if your address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.

Foreign shareholders will receive written notice of this offering. The Subscription Agent will hold the rights to which those subscription certificates pertain for those shareholders' accounts until instructions are received to exercise the rights, subject to applicable law.

Risk Factors

If you are considering making an investment by exercising subscription rights in the rights offering, you should carefully read the risks and other information set forth in this prospectus in the section under the caption: "Risk Factors" beginning on page 16 of this prospectus. You should also carefully review the documents incorporated by reference into this prospectus, and the risks that we discuss in other sections of this prospectus.

Questions

We answer some of the common questions that we anticipate shareholders may ask about the rights offering in the section below. See the section in this prospectus under the caption: "Questions and Answers About the Rights Offering."

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

        The following are examples of common questions that we expect to receive from shareholders and their representatives regarding our rights offering. The following questions and answers are inherently limited in scope and do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents that we incorporate by reference herein contain many details regarding the terms and conditions of our rights offering and provide additional information about us and our business, including potential risks related to subscribing for shares in our rights offering, the shares of our Common Stock and our business.

What is the rights offering?

        The rights offering is our distribution to holders of our outstanding Common Stock, of nontransferable subscription rights to purchase additional shares of our Common Stock. The number of basic subscription rights that we offer to each shareholder is proportional to their pre-offering equity ownership percentage interest in our Company. The price for exercise of the rights and subscription for the purchase of shares of our Common Stock is $[    •    ] per share, that was set by our Board of Directors at 10% discount to the closing market price of our Common Stock on the record date, subject to a minimum price of $2.00 per share. The rights offering will enable our shareholders to maintain or possibly increase their current equity interest ownership percentage in our Company. There is no charge to shareholders related to the distribution of the rights.

Why are we conducting the rights offering?

        We are conducting the rights offering to raise additional capital for general corporate purposes. See the section of this prospectus under the caption: "Use of Proceeds."

Who may participate in our rights offering?

        Only shareholders our Company as of 5:00 pm on the record date of [    •    ], 2017, may participate in the rights offering.

How many rights will I receive?

        On the record date, we will grant you [    •    ] subscription rights for each one (1) share of our Common Stock that you own at the close of business on the record date. Each subscription right will entitle you to purchase [    •    ] shares of our Common Stock at a subscription price of $[    •    ] per share. The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered.

Will fractional shares of Common Stock be issued upon exercise of the subscription rights?

        No. We will not issue fractional shares of Common Stock. If you exercise your subscription rights in a manner that would result in the issuance of fractions of a share, the number of shares that you may purchase will be rounded down to the nearest share.

What if I own my stock through a brokerage account or similar nominee account?

        If you hold your shares in the name of a broker, dealer, bank or other nominee and you wish to participate in the rights offering and purchase shares of our Common Stock, please contact your broker, dealer, bank or other nominee as soon as possible. You should complete and return to your nominee the form captioned: "Beneficial Owner Election Form." You should receive the form from your broker, dealer, bank or other nominee with the other rights offering materials. We assume no responsibility in respect of the timely administration of your broker, dealer, bank or other nominee to perform its obligations on your behalf.

What is the basic subscription right?

        The basic subscription right provides you with the right to purchase [    •    ] shares of our Common Stock at a subscription price of $[    •    ] per share. At your own choosing, you may exercise some or all of your basic subscription rights. You may also elect not to exercise any subscription rights at all.

What is the over-subscription right?

        If all shareholders do not exercise their basic subscription rights, the shares underlying those rights will become available for over-subscription by other shareholders. The over-subscription right is only available to shareholders who exercise their basic subscription rights in full. The over-subscription right to purchase shares will be made available, at the same basic subscription right price of $[    •    ] per share, up to the remaining number of unexercised basic subscription rights, if any.

        If the number of unsubscribed shares of Common Stock are not sufficient to satisfy the exercise of all over-subscriptions, the over-subscription rights will be subject to pro rata allocation of available shares among shareholders exercising their over-subscription rights.

        If you wish to exercise your over-subscription rights, you must deliver the subscription payment for the exercise of your over-subscription right either together with the exercise of your basic subscription right or at the latest prior to the expiration of the rights offering.

        We will not know the total number of unsubscribed shares before the expiration of the rights offering. Therefore, if you desire to exercise your over-subscription rights, you will need to deliver the sufficient payment covering your exercise of all basic subscription rights and all over-subscription rights prior to the expiration of the offering period. In the event you submit any payments for over-subscriptions that we cannot satisfy, the Subscription Agent will return to you any excess payments without interest or penalty as soon as reasonably possible after the expiration of the rights offering. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Over-Subscription Right."

How was the subscription price determined?

        The subscription price was determined by our Board of Directors on the basis of a 10% discount to the closing price of our Common Stock on the record date, subject to a minimum subscription price of $2.00 per share of Common Stock. In making its determination, the Board considered many factors, including the historical and current trading prices of our Common Stock, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by the Company. The Board of Directors reserves the right, exercisable in its sole discretion, to change the subscription price of the rights offering or determine to cancel or otherwise alter the terms of the rights offering. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

May I transfer my subscription rights?

        Neither the basic subscription rights nor the over-subscription are transferable by you. You may not sell, give away or otherwise transfer your subscription rights. However, subscription rights may be assigned to family members or family trusts. The basic subscription rights and the over-subscription rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your shares prior to the expiration of the rights offering period will not result in the transfer of any subscription rights.

Are there any limitations on the number of my subscription rights that I may exercise?

        There are no restrictions on the number of your subscription rights that you may exercise. While we have not undertaken an exhaustive analysis, we do not believe the rights offering or issuance of shares of our Common Stock upon subscriptions thereto, will have any adverse effect on preservation of our net operating loss carryforwards under federal income tax laws.

When can I exercise my subscription rights?

        You may exercise your subscription rights at any time commencing on the effective date of this prospectus and ending at the expiration time and date of the rights offering period, which is 5:00 p.m. Eastern Standard Time on [    •    ], 2017. If you elect to exercise any rights, the Subscription Agent must receive all documents from you completely and properly completed, and your payment must fully clear, before the expiration of the offering period.

        If your subscription exercise documentation is received by the Subscription Agent after the expiration of the rights offering period, which is 5:00 p.m. Eastern Standard Time on [    •    ], 2017 of the rights offering, we may, in our sole discretion, make an accommodation to accept your subscription, but we shall not be under any obligation to do so.

        See the section in this prospectus under the caption: "The Rights Offering" for further information regarding the requirements and procedures for exercising your subscription rights.

        If you hold your shares through a broker, dealer, bank, or other nominee, your broker, dealer, bank or other nominee holder may impose separate deadlines prior to the expiration of the rights offering. In such case, if you wish to participate in the rights offering, we urge you to contact your broker, dealer, bank, or other nominee and coordinate all procedures with them as soon as reasonably possible.

How do I exercise my subscription rights?

        If you wish to participate in the rights offering, you must deliver to the Subscription Agent before the expiration of the rights offering, all of the following which the Subscription Agent must receive (and funds must clear) prior to 5:00 p.m., Eastern Standard Time, on [    •    ], 2017:

  1.
  Your payment for exercise of the basic subscription rights and exercise of any over-subscription rights. See the section in this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights" and "The Rights Offering—Form of Payment."

  2.
  Your complete and fully executed subscription rights certificate.

        If you cannot deliver your subscription rights certificate to the Subscription Agent before the expiration of the rights offering, you may use the procedures for guaranteed delivery as described in this prospectus in the section under the caption: "The Rights Offering—Guaranteed Delivery Procedures."

        If you hold your shares through your broker, dealer, bank or other nominee, complete and return to such broker, dealer, bank or other nominee the form captioned: "Beneficial Owner Election Form" or use the forms provided to you by your broker, dealer, bank or other nominee in accordance with their stated procedures and prior to their stated deadlines.

Where do I deliver my forms and the payment for exercise of the rights?

        If your shares are held in the name of a broker, dealer, bank or other nominee, then you must coordinate with your broker, dealer, bank or other nominee regarding delivery of your subscription documents, rights certificate, notice of guaranteed delivery (if applicable) and your subscription payment.

        If you are the shareholder of record and you wish to exercise your rights, then you must send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment to the Subscription Agent at the following address:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Phone: 855-793-5068

        All deliveries to the Subscription Agent should only be made by registered first class mail or overnight courier service. Please allow adequate time for delivery of your subscription to the Subscription Agent by you or by your broker, dealer, custodian bank or other nominee, as applicable.

        We do not take any responsibility for completion of your subscription documents, subscription rights certificate and payment to the Subscription Agent or, if you are not a record holder to your broker, dealer, custodian bank or other nominee. If you wish to exercise your rights, please assure that you properly complete all documents and that you provide responses to all requested information. If you have any questions or comments regarding completion of the materials, please contact the Subscription Agent.

        If the payment you remit does not cover the total purchase price for the number of shares of Common Stock for which you are subscribing, or if the number of shares of Common Stock for which you are subscribing is not properly specified, then the funds will be applied to the exercise of subscription rights only to the extent of the payment actually received by the Subscription Agent.

After I deliver my payment and rights certificate, may I cancel my exercise of subscription rights?

        No. All exercises of subscription rights are irrevocable, even if you later change your mind. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the rights offering subscription price of $[    •    ] per share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors.

What if I do not exercise my subscription rights?

        If you do not exercise any subscription rights, your percentage ownership in our Company will decrease. The issuance of shares in the rights offering to other subscribers will result in the dilution of your voting and other equity rights. If you do not exercise your subscription rights before the expiration of the rights offering period your subscription rights will automatically terminate.

Are there risks in exercising my subscription rights?

        Yes. You must carefully consider all known risks of investment prior to the exercise of your subscription rights. The risks of investment loss apply to all subscribers. We cannot provide any assurance that the shares of our Common Stock sold at the rights offering subscription price of [    •    ] per share will in the future maintain their value or increase in value. You should carefully read this entire prospectus and consider all of the risks described in the section of this prospectus under the caption: "Risk Factors." You should also carefully review documents incorporated by reference into this prospectus. See the section in this prospectus under the caption: "Incorporation of Certain Information by Reference."

How are the shares of Common Stock delivered?

        At the completion of the rights offering, the Company will issue the shares of Common Stock in book-entry form to each subscriber. The Company will not issue any stock certificates. If you are the holder of record of our Common Stock, shortly after the expiration of the rights offering you will receive a statement of ownership from our transfer agent, Computershare Limited ("Computershare"), reflecting the shares of Common Stock that you have purchased in the offering. If your shares of Common Stock are held in the name of a broker, dealer, bank or other nominee, your shares of Common Stock will be issued to the same account. You may request a statement of ownership from the broker or nominee following the completion of the rights offering.

Will my subscription payment be refunded to me if the rights offering is not completed?

        Yes. If the Company does not complete the rights offering, all subscription payments received by the Subscription Agent will be returned, without penalty or interest, as soon as reasonably possible. If you hold your shares through your broker, dealer, bank or other nominee, the Subscription Agent will return the payment to the broker, dealer, bank or other nominee holding your shares.

If I live outside the United States does that affect my exercise of rights?

        For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the subscription rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The Subscription Agent will hold the subscription rights certificates on behalf of the shareholder. If you live outside of the United States and wish to exercise your subscription rights, you must notify the Subscription Agent on or before 5:00 p.m., Eastern Standard Time, on [    •    ], 2017. See the section in this prospectus under the caption: "The Rights Offering—Foreign Shareholders."

Will any fees or charges apply to me if I exercise the rights?

        If you wish to exercise your rights, the only cost to you will be the payment of the subscription price for purchase of the rights offering shares. We will not charge any fees or commissions in connection with the issuance of the rights to you or the exercise of your subscription for rights offering shares. If you hold your shares through your broker, dealer, bank or other nominee, you may be required to pay the broker or nominee certain service or administration fees in connection with the exercise of your rights. Please check with your broker, dealer, bank or other nominee in such regard. We are not responsible for covering or reimbursing any such fees.

What are the U.S. federal income tax consequences of exercising subscription rights?

        For U.S. federal income tax purposes, we do not expect that our U.S. shareholders will be subject to recognition of income or loss in connection with the receipt or exercise of subscription rights. We recommend that you consult with your own tax advisor regarding your own specific tax situation to ascertain any potential consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of Common Stock. For further information, see the section in this prospectus under the caption: "Material U.S. Federal Income Tax Consequences."

Will our directors, officers, or any significant shareholders participate in the rights offering?

        Our directors and officers who own shares of our Common Stock as of the record date will be eligible to participate in the rights offering. Our directors and officers have not indicated to us whether they will exercise any of their subscription rights in the rights offering. Our shareholders, Everest Hill, Weintraub, Zori and KB have each agreed as of [    •    ] 2017, to exercise their respective basic subscription rights in full (we refer to such respective commitment as a "Basic Commitment" and, collectively, as the "Basic Commitments"). No other shareholders have indicated to us whether they will exercise subscription rights in our rights offering.

How many shares of our Common Stock will be outstanding after the rights offering?

        As of the record date, we have [    •    ] shares of our Common Stock issued and outstanding. We are offering up to [    •    ] shares of Common Stock in the rights offering. In reliance on the Backstop Commitments, we expect to issue all of the shares of Common Stock in the rights offering. We therefore anticipate that if we complete the right offering, we will have an aggregate of [    •    ] shares of Common Stock issued and outstanding following completion of the rights offering.

Can we extend, cancel or amend the rights offering?

        Yes. We reserve the right to extend the rights offering period for a period not to exceed 30 days. If we decide to extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective rights offering period. We may also extend the duration of the rights offering period if applicable law or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. The Board of Directors may also cancel the rights offering at any time before the expiration of the rights offering for any reason. In addition, we may amend or modify the terms of the rights offering for any reason. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

What happens if the rights offering is not fully subscribed after giving effect to the over-subscription rights?

        We have received Backstop Commitments from our shareholders Everest Hill, Weintraub, Zori and KB (each, a "Backstop Purchaser," and collectively, the "Backstop Purchaser"), whom, as of [    •    ] 2017, have severally agreed with us to purchase, at the subscription price of $[    •    ] per share, shares of our Common Stock in amount equal to the number of rights that are not exercised in the rights offering, subject to each Backstop Purchaser's investment limit (each, a "Total Commitment Amount"). The Total Commitment Amount consists of all shares in the aggregate that each Backstop Purchaser may purchase pursuant to its Basic Commitment, its over-subscription right and its Backstop Commitment. As of [    •    ] 2017, Weintraub has agreed that its Total Commitment Amount shall be $1,000,000; Zori has agreed that its Total Commitment Amount shall be $250,000; and KB has agreed that its Total Commitment Amount shall be $250,000. Everest Hill has not limited its Total Commitment Amount and has agreed to purchase any and all remaining available rights offering shares after exercise of all basic subscription rights, over-subscription rights and Backstop Commitments by all other shareholders of the Company.

Why are there backstop purchasers?

        Our objective is to raise the full $10,000,000 in gross proceeds from our rights offering. In the event that all basic subscription rights are not exercised and there are insufficient over-subscriptions for any remaining shares, we would fall short from that objective. We have therefore obtained commitments, as of [    •    ] 2017, from Everest Hill, Weintraub, Zori and KB to act as the Backstop Purchasers in order to establish a higher likelihood of receiving the full amount of our rights offering objective.

Will the Backstop Purchasers receive any compensation for their Backstop Commitments?

        No. The Backstop Purchasers will not receive any compensation for their Backstop Commitments.

Are there any conditions to the Backstop Purchasers' obligations under the Backstop Agreement?

        Yes. The obligations of each Backstop Purchaser to consummate the transactions under the respective Backstop Agreement are subject to the satisfaction or waiver of specified conditions, including, but not limited to, compliance with covenants and the accuracy of various representations and warranties set forth in each Backstop Agreement.

How will the rights offering affect the ownership of our largest beneficial owner?

        As of the record date, Everest Hill beneficially owns 9,068,122 shares of our Common Stock, representing approximately 49.8% of our Common Stock. This ownership interest would increase to approximately [    •    ] shares or [    •    ]% in the event no other shareholders exercise their rights and the Backstop Agreement with Everest Hill is performed in full.

Whom should I contact if I have other questions?

        If you have other questions or need assistance, please contact our Subscription Agent: Broadridge Corporate Issuer Solutions, Inc. (855) 793-5068.

RISK FACTORS

        Investing in shares of our Common Stock involves a high degree of risk. Before making any investment decision, you should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, and current Reports on Form 8-K, together with all of the other information appearing in or incorporated into this prospectus by reference. The risks described in this prospectus and our periodic reports are not the only risks that you should consider. Our future business, financial condition and results of operations could be materially and adversely affected by any of the risks discussed in this prospectus and the risks in the documents incorporated herein by reference, as well as many other unpredictable economic, business, competitive, regulatory and other factors. Past performance is no guarantee of future results. The market price of our shares of Common Stock could lose value and you could correspondingly lose some or all of your investment. See the section in this prospectus under the caption: "Disclosure Regarding Forward-Looking Statements."

Risks Relating to the Rights Offering

You must act promptly and follow all instructions carefully if you wish to exercise your rights to purchase shares.

        If you wish to purchase shares of Common Stock in our rights offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by the Subscription Agent prior to the expiration of the rights offering at 5:00 p.m., Eastern Standard Time on [    •    ], 2017. The time available during which you may exercise your rights is very limited. If you do not properly complete and sign your subscription rights certificate, or if you deliver late or deficient payment, or if you do not properly follow the procedures applicable to the exercise of your rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and if they follow the applicable procedures pertaining to exercise of your rights. The risk of delivery of all documents and payments is borne solely by you or your nominee, not by the Subscription Agent or us.

We reserve the right to cancel the rights offering at any time prior to the expiration of the offer period.

        We reserve the right, exercisable at our sole determination at any time prior to the expiration of the offer period, to cancel and terminate the rights offering. If we cancel and terminate the rights offering, we will not have any obligation to you other than to have the Subscription Agent return payments for your subscription. The return of your payments in the event of cancellation of the rights offering will be made by the Subscription Agent without charge of any interest, penalties or deductions.

The subscription price for our shares does not necessarily represent the value of our Company or the value of our Common Stock, and our Common Stock may trade at prices below the subscription price.

        Our rights offering subscription price was set by our Board of Directors at $[    •    ] per share. The subscription price was determined by our Board of Directors based upon a 10% discount to the closing price of our Common Stock on the record date, subject to a minimum subscription price of $2.00 per share of Common Stock. The subscription price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the subscription price as an indication of the value of our

Company or any inherent value of the shares of Common Stock. After the date of this prospectus, our Common Stock may trade at prices below the subscription price.

You may not receive all of the shares for which you oversubscribe.

        If you fully exercise your basic subscription rights, you may subscribe for additional shares of our Common Stock by exercising over-subscription rights. After Company shareholders exercise some, or all, or none, of their basic subscription rights, we will proportionately allocate among the shareholders who exercise their over-subscription rights any shares remaining available in the rights offering. If the number of available shares that we allocate to you, if any, pursuant to your over-subscription is less than the total amount of your request, then the Subscription Agent will return to you, without interest and without penalty, as soon as reasonably possible after the completion of the rights offering, the excess amount. If the Subscription Agent returns payments to you through your broker, dealer, bank or other nominee, then such broker, dealer, bank or other nominee may separately charge you service or administration fees. We are not responsible for covering or reimbursing any such fees. Other than the return of your excess funds, we will have no obligation to you in respect of any unsatisfied over-subscription requests. There is no assurance or guarantee that if you exercise your over-subscription rights that you will receive any shares pursuant to your over-subscription.

We may amend or modify the terms of the rights offering at any time before the expiration of the rights offering that could adversely affect your investment.

        Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your subscription payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.

The market price of our Common Stock may be subject to significant volatility before and after the completion of our subscription rights offering which could result in an unrealized investment loss for you.

        The market price of our Common Stock could be subject to significant volatility before and after the completion of our subscription rights offering due to many factors that we cannot control. Some of these factors include, for example, competitive pressures, the unpredictably of orders from customers, industry trends and general economic conditions. If you elect to participate in our rights offering, your subscription price may be higher than the market price after the rights offering completion date. That could result in an immediate unrealized investment loss for you. We can provide no assurance or guarantees that you will be able to sell your Common Stock at a price equal to or greater than your subscription price.

The rights offering may cause the price of our Common Stock to decrease which could result in an investment loss for you.

        The dilution to all shareholders of our Company that occurs due to the additional shares of Common Stock that we issue in the rights offering may decrease the market price of our Common Stock. The decrease in the market price of our Common Stock may continue after the completion of the rights offering. Future prices of the shares of our Common Stock may adjust negatively depending on various factors, including future losses or speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets. Following the exercise of your subscription rights, you may not be able to sell your shares of Common Stock at a price equal to or greater than the subscription price which could result in an investment loss for you.

Our management will retain broad discretion over the use of the proceeds from the rights offering, and might not use the proceeds effectively.

        Our management team will have broad discretion to use the proceeds from the rights offering for general corporate purposes. You will therefore be relying on our management to use the proceeds from the rights offering in an efficient manner. Prior to the completion of the rights offering, you will not have any basis on which to ascertain whether the proceeds will be used to increase the value of your investment. It is possible that the proceeds will be utilized by the Company in a manner that does not yield any favorable return on investment for you.

You may not revoke your subscription and the shares of Common Stock that you purchase in the rights offering may be above the market price at the expiration date which could result in an immediate loss.

        The subscription price for the exercise of your rights has been set by the Board of Directors on the record date for the rights offering. The market price of our Common Stock on the offering expiration date will not be known on the record date. After you exercise your subscription rights, you may not revoke your subscription unless the rights offering is fundamentally amended or canceled by the Board of Directors. If our Board of Directors extends the expiration date of the rights offering without any fundamental amendment, you will not be able to revoke your subscription. Our Common Stock trades on the Nasdaq Capital Market under the symbol "ARCW," and the last reported sales price of our Common Stock on [    •    ], 2017 was $[    •    ] per share. If you exercise your subscription rights and the public trading market price of our Common Stock thereafter decreases below the subscription price, you will buy shares of our Common Stock at a price above the trading market price. In such event, you would incur an immediate loss in respect of your investment.

If you make payment of the subscription price by an uncertified check, your check may not clear in sufficient time to enable you to purchase shares in our rights offering.

        If you submit an uncertified check to pay for your subscription of shares in our rights offering, it must clear prior to the expiration of our rights offering. The clearing process may require five or more business days. If you elect to exercise some or all of your subscription rights and you intend to pay for the shares using an uncertified check there is a risk that your check will not clear prior to the expiration of our rights offering. If your check does not clear prior to the expiration of our rights offering, your subscription may not be accepted by us, unless at our sole discretion we determine otherwise. All defective subscription payments received by the Subscription Agent will be returned, without penalty or interest, as soon as reasonably possible. Other than the return of your excess funds, we will have no obligation to you in respect of any defective subscriptions.

You may be required to allocate a portion of your tax basis in our Common Stock to the subscription rights received in the rights offering.

        If you determine that the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the rights to you, you will be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering. We will not undertake any appraisal regarding the fair market value of the subscription rights. See the section in the prospectus under the caption: "Material U.S. Federal Income Tax Consequences" for further information on the tax treatment of the rights offering.

You will not have any rights in the shares that you purchase until you actually receive the shares.

        You will not have any rights in the shares that you purchase in the rights offering until the shares are actually issued and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the rights offering, however, there may be a delay between the expiration date of the rights offering and the date the shares are actually issued and delivered to you. You may not be able to resell the shares of Common Stock that you purchase in the rights offering until you, or your broker, custodian bank or other nominee, if applicable, have actually received those shares.

The treatment of the rights offering as a non-taxable distribution to you is not binding on the IRS and if an adverse determination is made, then the distribution of the rights could be treated as dividend income.

        We expect the distribution of subscription rights to a U.S. holder of shares of our Common Stock and rights to acquire shares of our Common Stock to be non-taxable distributions under Section 305(a) of the Code and the Treasury Regulations promulgated thereunder. However, our interpretations are not binding on the Internal Revenue Service (the "IRS"), or any courts. We recommend that each shareholder consult with his, her or its own tax advisor with respect to any possible tax consequences that may be incurred as a result of participating in our rights offering. Please see the section in this prospectus under the caption: "Material U.S. Federal Income Tax Consequences."

The subscription rights are not transferable, and there are no means for you to obtain any value associated with the rights other than to exercise the rights.

        The subscription rights are not transferrable. You may not sell, transfer, assign or give away your subscription rights. There is no market or other permissible means for you to obtain any value associated with the subscription rights other than to exercise the rights. In order to realize any potential value from your subscription rights, you would have to exercise the subscription rights. You should not exercise the rights without careful consideration of all risks discussed in this prospectus and in the documents contained herein by reference.

We do not know how many shareholders will participate in the rights offering.

        Apart from Weintraub, Zori, KB and Everest Hill, who have signed Backstop Agreements with us as of [    •    ], 2017, we have no other agreements or understandings with any persons or entities with respect to their exercise of subscription rights or their participation as an underwriter, broker or dealer in this offering. We therefore do not know how many other shareholders, if any, will participate in our rights offering. Assuming that shareholders exercise all of the rights we are offering, and/or the Backstop Purchasers close all of their Backstop Commitments, we would receive gross proceeds from our rights offering of approximately $10,000,000. We intend to use the net proceeds as additional capital for general corporate purposes. If shareholders do not participate in the rights offering and the closings of the Backstop Agreements do not occur as anticipated, the operations of our Company and our business may be adversely affected.

We cannot guarantee that the transactions contemplated by the Backstop Agreements will be consummated.

        The closings of the Backstop Agreements are subject to satisfaction or waiver of customary terms and conditions contained in the Backstop Agreements. We cannot guarantee that the transactions contemplated by the Backstop Agreements will close in a timely manner. If the closings of the Backstop Agreements do not occur as anticipated, the operations of the Company and our business may be adversely affected.

Everest Hill may acquire up to approximately [    •    ]% of our outstanding shares of Common Stock if no other shareholders participate in the rights offering and the Everest Hill Backstop Commitment is exercised in full. The interests of Everest Hill and its affiliates in this offering may be different from yours.

        As of the record date, Everest Hill beneficially owns 9,068,122 shares of our Common Stock, representing approximately 49.8% of our Common Stock. In the event that no other shareholders participate in the offering and Everest Hill exercises its Backstop Commitment in full, Everest Hill would own approximately [    •    ]% of our outstanding Common Stock at the completion of our rights offering. Everest Hill's influence over decision-making with respect to our business direction may increase to the extent Everest Hill acquires additional shares of our Common Stock upon exercise of its Backstop Commitment. The interests of Everest Hill and its affiliates in this offering may be different from yours.

USE OF PROCEEDS

        We expect to raise approximately $10,000,000 in gross proceeds from our rights offering. On the basis of the commitments received from our Backstop Purchasers (discussed in detail below), we anticipate completing the sale of all shares of Common Stock that are available for subscription in our rights offering.

        We intend to use the net proceeds from our rights offering as additional capital for general corporate purposes.

 THE BACKSTOP AGREEMENTS

        On [    •    ], 2017, we entered into Backstop Agreements with our Backstop Purchasers, pursuant to which each respective Backstop Purchaser has agreed to exercise its basic subscription right in full (the "Basic Commitment") and to purchase from the Company upon expiration of the rights offering, at the price per share equal to the subscription price of $[    •    ] per share, additional shares of Common Stock that other shareholders do not subscribe for in our rights offering (each, a "Backstop Commitment," and collectively, the "Backstop Commitments"), subject to the respective terms, conditions and limitations of each Backstop Agreement and subject to each Backstop Purchaser's respective Total Commitment Amount. As of [    •    ], 2017, Weintraub has agreed that its Total Commitment Amount shall be $1,000,000; Zori has agreed that its Total Commitment Amount shall be $250,000; and KB has agreed that its Total Commitment Amount shall be $250,000. As of [    •    ], 2017, Everest Hill has not limited its Total Commitment Amount and has agreed to purchase any and all remaining available rights offering shares after exercise of all basic subscription rights, over-subscription rights and Backstop Commitments by all other shareholders of the Company.

        As of the record date for the rights offering, Everest Hill, together with its affiliates, beneficially owns approximately 49.8% of our Common Stock; Zori, Weintraub and KB are each beneficial owners of less than 1% our Common Stock.

        As holders of our Common Stock on the record date, each of Everest Hill, Weintraub, Zori and KB will have the right to exercise their over-subscription rights in this rights offering, although not required to do so.

        The purchase of shares of our Common Stock by the Backstop Purchasers pursuant to their Backstop Commitments would be effectuated in a transaction exempt from the registration requirements of the Securities Act and would not be registered pursuant to the registration statement of which this prospectus forms a part. Nothing herein shall be construed as any offer or solicitation for the sale or purchase of any of the shares of Common Stock that we issue to Everest Hill, Weintraub, Zori and KB in connection with the Backstop Agreements.

Closing Conditions

        The closing of the transactions contemplated by the Backstop Agreements is subject, in each case, to the satisfaction or waiver of customary conditions, including (i) receipt of all applicable regulatory approvals, (ii) compliance with covenants, (iii) the accuracy of representations and warranties set forth in the respective Backstop Agreement, (iv) the absence of a material adverse effect on the Company or on the ability of the Backstop Purchasers, to perform their obligations under the respective Backstop Agreement, (v) satisfaction of conditions, and the effectiveness of the registration statement related to the rights offering, (vi) consummation of the rights offering and (vii) approval for listing on the NASDAQ of shares of our Common Stock to be issued in the rights offering.

Termination of the Backstop Agreements

        Each Backstop Agreement may be terminated at any time prior to the closing of the transactions contemplated by such Backstop Agreement as follows:

  •
  by mutual written agreement of the respective Backstop Purchaser and us;

  •
  by any party, in the event the closing of the transactions contemplated by the Backstop Agreement are not consummated within 180 days of the execution of the Backstop Agreement;

  •
  by the respective Backstop Purchaser, if we materially breach any of our obligations under the Backstop Agreement, and such breach is not cured within 5 business days of receipt of written notice by the Backstop Purchaser to us;

  •
  by the respective Backstop Purchaser, upon the occurrence of a suspension of trading in our Common Stock by the NASDAQ Capital Market; or

  •
  by us, if our Board of Directors, in its reasonable judgment, determines that it is not in the best interests of the Company and our stockholders to proceed with the rights offering;

  •
  by us, if consummation of the rights offering is prohibited by applicable law, rules or regulations;

  •
  if the respective Backstop Purchaser materially breaches materially breaches its obligations set forth in the Backstop Agreement, and such breach is not cured within 5 business days of receipt of written notice by us.

Indemnification

        The Company has agreed to indemnify each Backstop Purchaser and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of this offering and the related registration statement and prospectus and claims, suits or proceedings challenging the authorization, execution, delivery, performance or expiration of the rights offering, the Backstop Agreement and certain ancillary agreements and/or any of the transactions contemplated thereby, other than losses arising out of or related to any breach by the Backstop Purchaser of the Backstop Agreement.

        Each Backstop Purchaser has agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for this offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to the Backstop Purchaser furnished to us by or on behalf of the Backstop Purchaser expressly for use therein.

Registration Rights

        The purchase of shares of our Common Stock by the Backstop Purchasers under the Backstop Agreements pursuant to the Backstop Commitments would be effectuated in a transaction exempt from the registration requirements of the Securities Act and would not be registered pursuant to the registration statement of which this prospectus forms a part. As a condition of the Backstop Commitments, we have entered into Registration Rights Agreements with each of the Backstop Purchasers pursuant to which each Backstop Purchaser has been granted certain demand and piggy-back registration rights applicable to the shares of Common Stock that the Backstop Purchasers may acquire pursuant to their Backstop Commitment. The Backstop Purchasers may exercise their registration rights beginning six (6) months after the expiration date of the rights offering. The Company has agreed to reimburse each Backstop Purchaser for certain fees and expenses (including attorneys' fees and expenses) incurred by them in connection with exercise of their registration rights.

 CAPITALIZATION

        Set forth below is our cash and liquid assets and capitalization as of October 1, 2017:

  •
  on an actual basis; and

  •
  on an as adjusted basis, reflecting the issuance of shares of Common Stock offered by this prospectus, at $[    •    ] per share, assuming net proceeds of approximately $[    •    ], after offering expenses payable by us.

        The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended October 1, 2017 and our audited consolidated financial statements for the year ended June 30, 2017, all of which are incorporated by reference in this prospectus. Our financial statements should also be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is included in our Annual Report on Form 10-K for the year ended June 30, 2017 and our Quarterly Report on Form 10-Q for the quarter ended October 1, 2017, each of which are incorporated by reference in this prospectus. See the sections in this prospectus under the captions: "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

	As of October 1, 2017 (Unaudited)
	Actual	As Adjusted
Cash	$397	$
Total debt	45,003		45,003
Shareholders' equity
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	0		0
Common Stock, $0.0005 par value, 250,000,000 shares authorized; 18,231,896 and [•] shares issued and outstanding on an actual and pro forma basis, respectively	10
Treasury stock, at cost; 8,401 shares at October 1, 2017	(94)		(94)
Additional paid-in capital	31,503
Accumulated other comprehensive loss	135		135
Accumulated deficit	0		0
Total shareholders' equity	31,554
Total capitalization	13,449

THE RIGHTS OFFERING

The Subscription Rights

        We are distributing to holders of our outstanding Common Stock, at no charge, nontransferable subscription rights to purchase in the aggregate up to [    •    ] shares of our Common Stock at the cash subscription price of $[    •    ] per share. We expect to raise $10,000,000 in maximum gross proceeds from the offering of rights and subscriptions for the purchase of shares of Common Stock thereto.

        If you are a shareholder of record, or if you are a beneficial owner of shares held on your behalf through a broker, dealer, bank or other nominee, You will receive [    •    ] subscription rights for each one (1) share of Common Stock owned at 5:00 p.m., Eastern Standard Time, on [    •    ], 2017, which is the record date for our rights offering. The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered. Each subscription right will entitle you to purchase [    •    ] shares of our Common Stock at a subscription price of $[    •    ] per share of Common Stock, which we refer to as the "basic subscription right." We are not offering, and we will not accept, any subscriptions for fractional shares.

Basic Subscription Right

        Your basic subscription right grants you the right to purchase [    •    ] shares of our Common Stock per subscription right. In order to exercise your basic subscription right, you must deliver your completed documents to our Subscription Agreement and make the payment of the subscription price of $[    •    ] per share, before the expiration of our rights offering.

        You may exercise some, or all or none of your basic subscription rights. If you do not exercise your basic subscription rights in full, we will not grant you any over-subscription rights.

Over-Subscription Right

        Shareholders who exercise their basic subscription rights in full will have the right to subscribe for the remaining number of shares of Common Stock offered in the rights offering that are not purchased by other shareholders. Subject to availability, the over-subscription right will grant you the right to purchase, at the same subscription price of $[    •    ] per share, some or all of the additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering. If the number of unsubscribed shares of Common Stock are not sufficient to satisfy the exercise of all over-subscriptions, the over-subscription rights will be subject to pro rata allocation of shares among shareholders exercising their over-subscription rights. If the shareholders exercise their over-subscription rights for an aggregate number of shares that is less than the total basic unsubscribed shares, we will allocate to you the full amount of over-subscription shares that you have paid for. We will in the same manner allocate to all other shareholders exercising their over-subscription rights the proportionate available number of unsubscribed shares of Common Stock in the rights offering.

        We will not know the total number of unsubscribed shares before the expiration of the rights offering. If you desire to exercise your over-subscription rights, then prior to the expiration of the offering period you must therefore deliver the total payment covering your exercise of all basic subscription rights and the number of shares you wish to purchase through the exercise of your over-subscription rights.

        If the number of available shares that we allocate to you, if any, pursuant to your over-subscription is less than the total amount of your over-subscription request, then the Subscription Agent will return the excess amount to you, without interest and without penalty, as soon as reasonably possible after the expiration of the rights offering. Other than the return of your excess funds, we will have no obligation to you in respect of any unsatisfied over-subscription requests.

        If all of our shareholders exercise their basic subscription rights in full, then no over-subscriptions will be available or accepted.

The Reasons for our Rights Offering

        We are conducting the rights offering to raise capital for general corporate purposes. Our Board of Directors has carefully evaluated our capital needs and determined that our Company requires additional operating capital. In making its determination, the Board considered many factors, including our capital and liquidity requirements during the foreseeable future, as well as the cost and availability of other capital resources. Our Board of Directors concluded that the rights offering was the appropriate course of action for the Company. In particular, the Board of Directors ascertained that the Rights Offering will provide an opportunity for all of our shareholders to participate on a proportionate basis if they so choose.

Subscription Price

        The subscription price was determined by our Board of Directors on the basis of a 10% discount to the closing price of our Common Stock on the record date, subject to a minimum subscription price of $2.00 per share of Common Stock. In making its determination, the Board considered many factors, including the historical and current trading prices of our Common Stock, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by the Company. We cannot assure you that the market price of our Common Stock during or after the rights offering period will be greater than the subscription price.

Method of Exercising Subscription Rights

        You may exercise your subscription rights as follows:

          1.     Subscription by Registered Holders of Record.    If you are the holder of record and you wish to exercise your subscription rights, you must complete and sign your subscription rights certificate, together with any required signature guarantees, and deliver them to the Subscription Agent, with a notice of guaranteed delivery (if applicable) and an IRS Form W-9, and your payment for the number of shares of Common Stock for which you are subscribing under your basic subscription and your over-subscription, if applicable. The address of the Subscription Agent is set forth below in this prospectus under the caption: "Subscription Agent." You must deliver all materials in a timely manner and assure that your payment clears in full prior to the expiration of the rights offering.

          2.     Subscription by Beneficial Owners holding shares through a broker, dealer, bank or other nominee.    If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, bank or other nominee, and you wish to exercise your subscription rights, you must instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf and deliver all documents and payment before the expiration of the rights offering. Your subscription will only be valid if the Subscription Agent receives all of the required documents and the full subscription payment prior to the rights offering expiration date. Your broker, dealer, bank or other nominee may establish a deadline that is significantly in advance of the rights offering expiration period which is 5:00 p.m., Eastern Standard Time, on [    •    ], 2017. If you wish to subscribe for shares of our Common Stock in the rights offering, you should immediately notify your broker, dealer, bank or other nominee.

Form of Payment

        If you wish to exercise your subscription rights, you must make all payments for your basic subscription right and your over-subscription (if applicable) in accordance with the following:

  •
  personal check drawn on a U.S. bank payable to Broadridge Corporate Issuer Solutions, Inc.;

  •
  cashier's or certified check or bank draft drawn on a U.S. bank payable to Broadridge Corporate Issuer Solutions, Inc.;

  •
  U.S. Postal money order; or

  •
  wire transfer of immediately available funds directly to the account to the following account, with reference to the rights holder's name:

    ABA/Routing number: 121000248

    Bank: Wells Fargo

    420 Montgomery Street

    San Francisco, CA 94104 United States

    Beneficiary Account Name: Broadridge Corporate Issuer Solutions

    Account Number: 4124218686

    FFC: ARC Group Worldwide, Inc.

    Account Number: 4623618964

        If the Subscription Agent receives your subscription exercise documentation or funds after the expiration of the rights offering, we may, in our sole discretion, make an accommodation to accept your subscription, but we shall not be under any obligation to accept it. Your payment to the Subscription Agent will be effective upon:

  •
  receipt by the Subscription Agent of any certified or cashier's check or bank draft drawn upon a U.S. bank;

  •
  receipt of collected funds in the Subscription Agent's account

        If you submit an uncertified check to pay for your subscription of shares in our rights offering, it must clear prior to the expiration date of our rights offering. The clearing process may require five or more business days. If you elect to exercise some or all of your subscription rights and you intend to pay for the shares using an uncertified check there is a risk that your check will not clear prior to the expiration date of our rights offering. If your check does not clear prior to the expiration date of our rights offering, your subscription will not be valid and you will not receive the shares you wish to purchase, unless at our sole discretion we determine otherwise. All defective subscription payments received by the Subscription Agent will be returned, without interest, as soon as reasonably possible. Other than the return of your excess funds, we will have no obligation to you in respect of any defective subscriptions.

Where to Submit Subscriptions

        You must deliver all subscription documents, rights certificates, notices of guaranteed delivery (if applicable) and subscription payments other than wire transfers to the Subscription Agent at the following address:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Phone: 855-793-5068

        Any deficiency or irregularity with respect to delivery of your subscription documents, rights certificates and/or notices of guaranteed delivery may invalidate the exercise of your subscription rights.

        If you have any questions or if you need assistance in completing any of the subscription documents, rights certificates and/or notices of guaranteed delivery, you may contact the Subscription Agent by email at shareholder@broadridge.com or by telephone at (855) 793-5068.

Missing or Incomplete Subscription Information

        If your subscription rights certificate is not complete and properly signed, or if you deliver deficient payment, or if you do not properly follow the procedures applicable to your exercise of your rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your rights.

Delivery of Subscriptions

        DO NOT SEND YOUR RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. ALL DELIVERIES AND PAYMENTS MUST BE MADE ONLY TO THE SUBSCRIPTION AGENT.

        Please carefully read the instruction letter accompanying the rights certificate follow the procedures as specified.

        Your subscription will not be deemed to be received until the Subscription Agent has received delivery of your completed and properly signed rights certificate and received the full subscription amount which has cleared prior to the expiration of the rights offering. The only exceptions for late delivery will be in the case of delivery in accordance with the "Guaranteed Delivery Procedures"

described below. Notwithstanding the foregoing, we may, at our sole discretion, determine to accept late subscriptions on a case-by-case basis.

        The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

        All deliveries to the Subscription Agent should only be made by registered first class mail or overnight courier service. Please allow an adequate number of days for delivery of your materials to the Subscription Agent by you or your broker, dealer, custodian bank or other nominee, as applicable. We do not take any responsibility for completion of your subscription documents, subscription rights certificate and payment to the Subscription Agent or, if you are not a holder of record, to your broker, dealer, custodian bank or other nominee. If you wish to exercise your rights, please assure that you properly complete all documents and that you provide comprehensive responses to all information on the forms. If you have any questions or comments regarding completion of the materials, please contact the Subscription Agent.

Notice to Nominees

        If you are a broker, dealer, bank or other nominee that holds shares of our Common Stock for the account of one or more of our shareholders on the record date, you should contact such beneficial owners as soon as possible regarding our rights offering. If a beneficial owner of our Common Stock so instructs, you should complete the rights certificate and submit it to the Subscription Agent with the proper subscription payment prior to the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form captioned: "Nominee Holder Certification," which is included with your rights offering materials. You may contact the Subscription Agent directly to request the form if not provided in the materials delivered to you.

Beneficial Owners

        If your shares of our Common Stock are held in the name of a broker, dealer, bank or other nominee, you will not receive a rights certificate and you will need to coordinate with your broker, dealer, bank or other nominee to act for you. To exercise your subscription rights, you will need to complete and return to your broker, dealer, bank or other nominee the form captioned: "Beneficial Owner Election Form." You should receive the form from your broker, dealer, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you do not receive the form and other rights offering material. We are not responsible if you do not receive the form from your broker, dealer, bank or other nominee or if you receive the form without sufficient time to respond by the deadline established by your nominee, which deadline may be prior to 5:00 p.m., Eastern Standard Time, on [    •    ], 2017.

Guaranteed Delivery Procedures

        If you do not have adequate time to deliver the rights certificate evidencing your subscription rights to the Subscription Agent prior to the expiration of the rights offering, you may still participate in the rights offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the rights offering:

  •
  deliver your subscription payment to the Subscription Agent covering all basic subscription rights and over-subscription rights that you are exercising, as applicable, in accordance with the procedures set forth in the section of the prospectus under the caption: "Method of Exercising Subscription Rights;"

  •
  deliver your "Notice of Guaranteed Delivery" to the Subscription Agent; and

  •
  within two business days following the date you submit your Notice of Guaranteed Delivery, deliver to the Subscription Agent the complete and properly signed subscription rights certificate (together with your nominee holder certification, if applicable), including any signature guarantees if necessary.

        If you elect to avail yourself of Notice of Guaranteed Delivery, it must be in the same form as the "Form of Instructions for Use of ARC Group Worldwide, Inc. Subscription Rights Certificate," which will be distributed to you with your rights certificate.

All Notices of Guaranteed Delivery must include a signature guarantee from an eligible guarantor institution.

        If you have any questions or comments regarding completion or delivery of the Notice of Guaranteed Delivery, please contact the Subscription Agent.

Nontransferability of Subscription Rights

        Neither the basic subscription rights nor the over-subscription are transferable by you. You may not sell, give away or otherwise transfer your subscription rights. However, subscription rights may be assigned to family members or family trusts. The basic subscription rights and the over-subscription rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your shares prior to the expiration of the rights offering period will not result in the transfer of any subscription rights.

No Fractional Shares

        We will not issue fractional shares of Common Stock in the rights offering. You may only exercise your rights to purchase shares in whole numbers. Any excess funds insufficient to purchase one whole share will be returned to you by the Subscription Agent without penalty or interest.

Validity of Subscriptions

        We reserve the right to resolve at our sole discretion all deficiencies, irregularities and questions regarding the validity of the exercise of your subscription rights. Such determinations may include, without limitation, the time of receipt and eligibility to participate in the rights offering. In resolving all such matters, we will review the relevant facts. We may, at our discretion, also consult with our legal advisors and request input from the relevant parties. Our determination will be final and binding.

        We will not accept any alternative, conditional or contingent subscriptions or instructions of any nature or kind. We reserve the absolute right to reject any subscriptions not submitted in accordance with the requisite time periods or procedures specified for the rights offering. We may also decline to accept any subscriptions which we believe may contravene applicable laws or regulations. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies or irregularities with respect to your subscription. Our interpretations, exercisable at our sole discretion, regarding your satisfaction of all requisite terms and conditions applicable to our rights offering, will be final and binding.

        Once you submit your subscription and payment, the subscription will be irrevocable, even if you later change your mind for any reason and even if the rights offering is extended by the Board of Directors.

Escrow Arrangements; Return of Funds

        The Subscription Agent will hold all rights offering subscription funds in a segregated account pending completion of our rights offering. The Subscription Agent will hold the funds in escrow until we complete or cancel the rights offering. If we cancel the rights offering, the Subscription Agent will return to you, all of your respective subscription payments, without interest or penalty, as soon as reasonably possible.

        If there is a fundamental change to the rights offering and if you decide to cancel your subscription rights, then the Subscription Agent will return your payment without charge of any interest, penalties or deductions. If you hold your shares through your broker, dealer, bank or other nominee, then the cancellation of any subscription rights would have to be initiated by your broker, dealer, bank or other nominee.

        If the Subscription Agent returns payments to you through your broker, dealer, bank or other nominee, then such broker, dealer, bank or other nominee may charge you separate service or administration fees. We are not responsible for covering or reimbursing any such fees.

Expiration Date, Extension, and Amendments

        If you wish to purchase shares of Common Stock in our rights offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by the Subscription Agent prior to the expiration of the rights offering on [    •    ], 2017, at 5:00 p.m., Eastern Standard Time. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies or irregularities. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your rights. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

        We reserve the right to extend the rights offering period for a period not to exceed 30 days. If we extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective rights offering period. We may extend the duration of the rights offering period if applicable laws or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. The Board of Directors may also cancel the rights offering at any time, for any reason, before the expiration of the rights offering period.

        Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new rights offering expiration date. The terms and conditions of our rights offering cannot be modified or amended after the expiration date.

Cancellation of Some or All of the Rights Offering

        We reserve the right, exercisable at our sole discretion for any reason, to cancel some or all of the rights offering before the expiration date. If we cancel and terminate some or all of the rights offering, we will issue a press release advising our shareholders of the cancelation and all subscription rights will expire without value. The Subscription Agent will return to subscribers, without interest or penalty, any respective subscription payments that it is holding in escrow as soon as reasonably possible following the cancelation date.

No Revocation or Change

        Except in the event we make a fundamental change to the terms and conditions of the rights offering, your exercise of subscription rights will be irrevocable, even if you later change your mind about exercising your rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the subscription price of $[    •    ] per share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at the subscription price of $[    •    ] per share.

        If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer you the opportunity to cancel your subscription. In such event, if you have subscribed to purchase shares in the rights offering and request a refund, we will issue subscription refunds to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date.

Dilutive Effects of the Rights Offering

        If you do not exercise any of your subscription rights, your percentage ownership of our Common Stock will decrease and your voting and other equity rights will be diluted by the issuance of shares in the rights offering to other subscribers. Rights not exercised prior to the expiration of the rights offering will automatically terminate.

Shareholder Rights

        You will not have any rights in the shares that you purchase in the rights offering until the shares are actually received by you. We intend to issue and deliver the shares as soon as reasonably possible after completion of the rights offering, however, there may be a delay between the expiration date of the rights offering and the date and time that the shares are issued and delivered to you or your broker, custodian bank or other nominee, if applicable.

Issuance of Shares Acquired in the Rights Offering; Trading Market

        At the completion of the rights offering, the Company will issue the shares of Common Stock in book-entry form to each subscriber. The Company will not issue any stock certificates. If you are the holder of record of our Common Stock, shortly after the expiration of the rights offering you will receive a statement of ownership from our transfer agent, Computershare, reflecting the shares of Common Stock that you have purchased in the offering. If your shares of Common Stock are held in the name of a broker, dealer, bank or other nominee, your shares of Common Stock will be issued to the same account. You may request a statement of ownership from the broker or nominee following the completion of the rights offering.

Foreign Shareholders

        For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the subscription rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The Subscription Agent will hold the subscription rights certificates on behalf of each such shareholder.

        If you live outside of the United States and wish to exercise your subscription rights, you must notify the Subscription Agent on or before 5:00 p.m. at least two business days prior to the expiration date of the rights offering. You must satisfy the Subscription Agent that your exercise of subscription rights does not violate any laws applicable to you in your locality. All other deadlines with respect to the delivery of subscription materials and payment will apply to you,

Third-Party Consents or Approvals

        We will have no obligation to accept your subscription to the rights offering if we determine, at our sole discretion, that any third-party consents or approvals would be necessary for you to own or control such shares, including, without limitation, any regulatory authorities of any state or federal agency, and we have not received satisfactory evidence of such consent or approval prior to the expiration of the offering period.

Fees and Expenses

        We will pay all fees, costs and expenses due to the Subscription Agent and any other expenses we that we may incur in connection with the rights offering. You are solely responsible for paying your own commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your rights, your subscription and your purchase of our shares of Common Stock in the rights offering. Without limiting the foregoing, you will be solely responsible for any and all fees, costs, expenses and disbursements charged by your broker, dealer, bank or other nominee, if applicable.

No Board of Directors Recommendation to Rights Holders

        Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your subscription rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your subscription rights on the basis of your own assessment. You may not revoke or revise any exercises of subscription rights once made, unless we cancel and terminate the rights offering. See the section in this prospectus under the caption: "Risk Factors."

Shares of Our Common Stock Outstanding After the Rights Offering

        Approximately [    •    ] shares of our Common Stock were issued and outstanding on the record date. Assuming the exercise of all rights in the offering and issuance of the maximum of [    •    ] shares in the offering, we expect to have approximately [    •    ] shares of Common Stock outstanding after the completion of our rights offering.

No Unlawful Subscriptions

        We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our rights offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our Common Stock are made to rights holders who are residents of such jurisdictions and we will not sell or accept offers for the purchase of our Common Stock from such rights holders.

PLAN OF DISTRIBUTION

        On or about [    •    ], 2017, we will distribute the subscription rights, rights certificates and copies of this prospectus to holders of shares of our Common Stock as of the record date. If you have made a determination to exercise your rights, you must comply in a timely manner with the exercise procedures set forth in the section of this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights."

        You may contact the Subscription Agent if you have any questions, by email at shareholder@broadridge.com or by telephone at (855) 793-5068.

        Some of our officers and directors may solicit responses from you as a holder of rights. We will not pay our officers and directors any commissions or compensation for such services, other than their normal employment or director compensation.

        In connection with our rights offering, we have agreed to pay our Subscription Agent its customary fees, plus certain expenses.

        No brokers, dealers or underwriters are acting on our behalf in connection with the solicitation or exercise of subscription rights. We are not paying any commissions, underwriting fees or discounts in connection with the rights offering or the shares that we will issue upon exercise of the subscription rights held by our shareholders. We are not aware of any third-party agreements in such regard.

DESCRIPTION OF OUR COMMON STOCK

        The following is only a summary of the terms and conditions applicable to our Common Stock and it not intended to be complete. Our Company is a Utah corporation and our Common Stock is subject to the provisions of our Amended and Restated Articles of Incorporation ("Articles of Incorporation") and our Bylaws ("Bylaws").

General

        We are authorized to issue 252,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock, par value $0.0005 per share, and 2,000,000 shares of preferred stock, par value of $0.001 per share. As of the record date, we have [    •    ] shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

        Our Board of Directors authorized the repurchase of up to $250,000 of our Common Stock on October 9, 2013. The stock repurchase program does not obligate us to acquire any particular amount of stock. It also does not have an expiration date and may be limited or terminated at any time without notice. As of the date of this prospectus, we hold a total of 8,401 shares of our Common Stock as treasury stock. We will not be purchasing any shares of our Common Stock during the period of any offers and sales under this prospectus.

Common Stock

        The holders of our Common Stock:

  •
  have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

  •
  do not have cumulative voting rights;

  •
  are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; and

  •
  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

        All shares of Common Stock now issued and outstanding are fully paid for and non-assessable. The full scope of the terms, rights and liabilities applicable to holders of our securities are set forth in (i) our Company's Amended and Restated Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits into the Registration Statement of which this prospectus is part; and (ii) the applicable statutes of the State of Utah.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is Computershare Limited.

Listing

        Our Common Stock is listed on the Nasdaq Capital Market under the symbol "ARCW."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain material U.S. federal income tax consequences of the receipt of rights in our rights offering and the exercise (or expiration) of those rights as applied to U.S. holders (as defined below) of our Common Stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. We therefore recommend that each holder of our Common Stock consult its own tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

        This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service ("IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights or shares of our Common Stock acquired pursuant to exercise of the subscription rights.

        This summary deals only with U.S. holders that acquire subscription rights in our rights offering and assumes that the subscription rights or shares of Common Stock issued upon exercise of the subscription rights will be held as capital assets within the meaning of Section 1221 of the Code.

        This summary does not address all aspects of federal income taxation that may be important or consequential to various holders responsive to specific facts or circumstances or to holders who may be subject to special tax rules, including, without limitation, the following, all of whom may be subject to tax rules that differ significantly from those summarized in this discussion:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons holding the subscription rights or shares of our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell the subscription rights, shares of Common Stock under the constructive sale provisions of the Code;

  •
  persons for whom our stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code;

  •
  persons who hold or receive the subscription rights, shares of our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

        We have not sought, and we will not seek, any rulings from the IRS regarding the federal income tax consequences of this offering or the related share issuances.

        For purposes of this summary, a "U.S. holder" is a holder that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

        THE FOLLOWING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE RIGHTS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE RIGHTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Receipt of the subscription rights

        The authorities governing the rights offering are complex and do not speak directly to the consequences of certain aspects of our rights offering. We believe your receipt of the rights should be treated as a non-taxable stock dividend under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the rights would be taxable to holders of our Common Stock as a dividend to the extent of our current and accumulated earnings and profits with any excess being treated as a return of basis to the extent thereof and then as capital gain.

        Section 305(b) of the Code, however, provides for certain circumstances where a distribution of stock rights would be taxable to shareholders. The general non-recognition rule in Section 305(a) is subject to exceptions in Section 305(b), which include "disproportionate distributions." A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation's assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our Common Stock. In addition, within the last 36 months, we have not made any payments in cash or non-stock property of interest on previously outstanding convertible notes or of dividends or previously outstanding preferred stock. Currently, we do not have any convertible debt or preferred stock outstanding, nor do we currently intend to issue any convertible debt or preferred stock or pay any dividends on our Common Stock (other than the issuance of the subscription rights in connection with this offering), but there is no guarantee that we will not do so. We therefore believe that the distribution of the subscription rights will not result in an increase to any shareholder's proportionate interest in our earnings and profits or assets. As such, we expect that the receipt of subscription rights should generally not be taxable to our holders of shares of our Common Stock.

        Our interpretation regarding the tax-free treatment of the subscription right distribution is not binding on the IRS or any courts. If the IRS or courts reach different conclusions, the fair market value of your subscription rights would be taxable as a dividend in respect of your pro rata share of our current and accumulated earnings and profits, if any. Any excess would be treated first as a tax-free return of capital up to the adjusted basis in your shares of our Common Stock, and then as capital gain from the sale or exchange of your shares of our Common Stock. That said, we do not anticipate that we will have any current or accumulated earnings and profits through the end of [    •    ], 2017 and therefore, even if the IRS or courts do not adopt our conclusions, we do not expect Section 305(b) of the Code to have any material adverse effect upon our shareholders in connection with our rights offering.

        The remaining description assumes that holders of our Common Stock will not be subject to U.S. federal income tax on the receipt of subscription rights.

Tax Basis and Holding Period of the Rights

        Your tax basis of the subscription rights you receive with respect to your shares of commons stock for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of Common Stock on the date you receive the subscription rights.

        If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of Common Stock on the date you receive your subscription rights, your subscription rights will have a zero basis, unless you choose to allocate your basis in the shares of Common Stock you own prior to the expiration date of the rights offering between your existing shares of Common Stock and the subscription rights in proportion to the relative fair market values of those existing shares of Common Stock and the subscription rights, as determined on the date of receipt of the subscription rights.

        However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of Common Stock on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate its tax basis in its existing shares of Common Stock between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights.

        The fair market value of the subscription rights on the date of distribution of the subscription rights is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the subscription rights. In ascertaining fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our Common Stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are nontransferable.

Expiration of the Rights

        If your rights expire without exercise while you continue to hold the shares of our Common Stock with respect to which the rights are granted to you, we do not expect that you will recognize any gain or loss, and your tax basis in the shares of Common Stock on which your rights were granted should equal the tax basis prior to the date of your receipt of the subscription rights. If the rights expire without exercise after you have disposed of any shares of our Common Stock with respect to which your rights have been granted, you should consult your tax advisor regarding recognition of any possible gain or loss upon the expiration of your rights.

Exercise of the Rights; Tax Basis and Holding Period of the Shares

        The exercise of the rights that you receive in this offering should not result in any gain or loss to you. Generally, the tax basis of our Common Stock that you acquire through exercise of the rights should be equal to the sum of:

  •
  the subscription price per share; and

  •
  the basis, if any, in the rights that you exercised, determined as described in "—Tax Basis of the Rights" above.

        The holding period for the shares of our Common Stock that you acquire upon exercise of a right should begin with the date of exercise of the rights.

        If you exercise the rights received in this offering after disposing of the shares of our Common Stock with respect to which the rights are received, you should consult your tax advisor regarding the potential application of the "wash sale" rules under Section 1091 of the Code.

Sale or Other Disposition of the Rights Shares

        If you sell, transfer or dispose of the shares that you acquire in respect of the exercise of your rights, the recognition of the gain or loss upon the sale, transfer or disposition of such shares should be a capital gain or loss, assuming the shares are held as capital assets at the time of sale. If you hold your shares for more than one year, the treatment of the gain or loss should be long-term.

Information Reporting and Backup Withholding

        You may be subject to information reporting to the IRS and/or U.S. federal backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of Common Stock that you acquire through the exercise of subscription rights. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Backup withholding may apply if you (i) fail to furnish your social security or other taxpayer identification number ("TIN"), (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing the applicable information.

LEGAL MATTERS

        Unless otherwise indicated, the validity of the Common Stock offered by this prospectus will be passed upon for us by Jones Waldo Holbrook & McDonough, PC, attorneys at law admitted to practice in the State of Utah.

EXPERTS

        The consolidated financial statements of ARC Group Worldwide Inc. incorporated in this Registration Statement on Form S-1 by reference from ARC Group Worldwide, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2017 were audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock and subscription rights being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.arcw.com/. The information contained in our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 26, 2017;

  (b)
  our Quarterly Report on Form 10-Q for the first fiscal quarter ended October 1, 2017, filed with the SEC on November 14, 2017;

  (c)
  our Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2017;

  (d)
  our Form 8-K/A filed with the SEC on September 28, 2017;

  (e)
  our Form 8-K filed with the SEC on November 13, 2017;

  (f)
  our Form 8-K filed with the SEC on November 15, 2017; and

  (g)
  our Form 8-K filed with the SEC on November 22, 2017.

        All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.arcw.com/ under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

ARC Group Worldwide, Inc.
810 Flightline Blvd.
Deland, FL 32724
(303) 467-5236

ARC GROUP WORLDWIDE, INC.

NONTRANSFERABLE SUBSCRIPTION RIGHTS

TO PURCHASE AN AGGREGATE OF UP TO [    •    ] SHARES OF COMMON STOCK
AT $[    •    ] PER SHARE

ISSUABLE UPON EXERCISE OF THE SUBSCRIPTION RIGHTS

PROSPECTUS

        We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered. All items below are estimates. The registrant will pay all of such expenses.

Securities and Exchange Commission registration fee*	$
Accounting and advisor fees and expenses*	$
Legal fees and expenses*	$
Subscription agent fees and expenses*	$
Printing fees*	$

Total*	$

*
To be provided by amendment

Item 14.    Indemnification of Directors and Officers.

        Article IX of the Company's Amended and Restated Articles of Incorporation include a provision authorized under Section 16-10a-841 of the Utah Revised Business Corporations Act (the "Utah Act") providing for the indemnification of the Company's officers, directors and employees for actions taken in such capacities, subject to certain limitations. Section 16-10a-841 of the Utah Act states that a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

          (a)   the amount of a financial benefit received by a director to which he is not entitled;

          (b)   an intentional infliction of harm on the corporation or the shareholders;

          (c)   a violation of Section 16-10a-842 of the Utah Act, concerning unauthorized distributions; or

          (d)   an intentional violation of criminal law.

        Article IX of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he was or is a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, decrees, fines, penalties and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit of proceeding, if he acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe

        Article VI of the Company's Bylaws also provides for the indemnification of officers, directors, employees and fiduciaries and agents of the Company if it is determined that such person (i) conducted

Part II-1

himself in good faith; (ii) reasonably believed that his conduct was in, or not opposed to, the Company's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person seeking indemnification was adjudged liable to the Company or in connection with any other proceeding charging that the person seeking indemnification derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Officers, directors, employees and fiduciaries and agents of the Company may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under the Bylaws, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. Indemnified parties may seek reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding. For indemnified persons other than directors, the Company may also indemnify and advance expenses to them if they are not directors of the Company to a greater extent than is provided in the bylaws, if not inconsistent with public policy, and if provided for in the Company's Articles of Incorporation, by general or specific action of its Board of Directors, or by contract.

        Under Section 16-10a-902 of the Utah Act, a corporation may indemnify a past or present director against liability incurred in a proceeding if (1) the director conducted himself in good faith, (2) the director reasonably believed that his conduct was in, or not opposed to, the corporation's best interest, and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to him in which he is adjudged liable on the basis that personal benefit was improperly received by him.

        In addition, pursuant to Section 16-10a-903 of the Utah Act, unless limited by the articles of incorporation, a corporation is required to indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he is a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. Section 16-10a-907 extends similar rights of indemnification and advancement of expenses to officers of the corporation, as well as employees, fiduciaries and agents.

        Under 16-10a-905 of the Utah Act, an officer is entitled to the benefit of the same indemnification provisions as apply to directors, but in addition a corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, provided by the corporation's articles of incorporation, the corporation's bylaws, general or specific action of the board of directors, or contract. Unless the corporation's articles of incorporation provide otherwise, Section 16-10a-905 of the Utah Act permits a court in certain circumstances to order the payment of indemnification to a director, whether or not he met the applicable standard of conduct, if the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities

        None.

Part II-2

Item 16.    Exhibits and Financial Statement Schedules.

        The exhibits and financial statement schedules filed as part of this registration statement are as follows:

  (a)
  List of Exhibits.

        The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

  (b)
  Financial Statement Schedules.

        No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the expiration of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration

Part II-3

  statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II-4

EXHIBIT INDEX

        All exhibits are filed herewith or are to be filed by amendment, as so noted below.

4.1	Form of Rights Certificate.*
4.2	Form of Notice to Shareholders who are Record Holders.*
4.3	Form of Notice to Shareholders who are Acting as Nominees.*
4.4	Form of Notice to Clients of Shareholders who are Acting as Nominees.*
4.5	Form of Notice of Guaranteed Delivery.*
4.6	Form of Beneficial Owner Election Form.*
4.7	Form of Nominee Holder Election Form.*
5.1	Legal Opinion of Jones Waldo Holbrook & McDonough, PC, attorneys at law qualified to practice in the State of Utah.*
10.1	Form of Backstop Agreement, dated as of [•], 2017, between ARC Group Worldwide, Inc. and each Backstop Purchaser.*
10.2	Form of Registration Rights Agreement, dated as of [•], 2017, between ARC Group Worldwide, Inc. and each Backstop Purchaser.*
23.1	Consent of Hein & Associates LLP.**

*
To be filed by amendment.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 8, 2017.

ARC GROUP WORLDWIDE, INC.
By:	/s/ DREW M. KELLEY
	Name:	Drew M. Kelley
	Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Drew M. Kelley and R. Brian Knaley as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Date	Signatures

December 8, 2017	/s/ ALAN G. QUASHA Alan G. Quasha, Chairman of the Board of Directors
December 8, 2017	/s/ DREW M. KELLEY Drew M. Kelley, Interim Chief Executive Officer, Director
December 8, 2017	/s/ R. BRIAN KNALEY R. Brian Knaley, Chief Financial Officer
December 8, 2017	/s/ TODD A. GRIMM Todd A. Grimm, Director
December 8, 2017	/s/ GREGORY D. WALLIS Gregory D. Wallis, Director
December 8, 2017	/s/ EDDIE W. NEELY Eddie W. Neely, Director